Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2009 relating to the financial statements, which appears in China TransInfo Technology Corp.’s Annual Report on Form 10 K for the year ended December 31, 2008.

/s/ Simon & Edward, LLP

Simon & Edward, LLP

City of Industry, California
June 5, 2009